Exhibit 99.1
Teleflex Incorporated Outlook Update June 14, 2006

Forward-Looking Statements This presentation and our discussion contain forward-looking information and statements including, but not limited to, such matters as business strategies, market trends, future financial performance, forecast of diluted earnings per share, forecast of cash flow from operations, cost of restructuring actions, gain or loss from divestitures, and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. Please refer to the Company's SEC filings including its most recent Form 10-K. Further historical information including unaudited proforma segment results that reflect discontinued operations is available at www.teleflex.com. This presentation includes certain non-GAAP financial measures. Reconciliation of those measures to the most comparable GAAP measures is contained within this presentation. Segment operating profit is defined as a segment's revenues reduced by its materials, labor, and other product costs along with the segment's selling, engineering, and administrative expenses and minority interest. Unallocated corporate expenses, restructuring costs, gain on sale of businesses and assets, interest income and expense and taxes on income are excluded from the measure.

Jeff Black Chairman and Chief Executive Officer

2006 Update on Outlook Change in expectations based on 2Q issues Corporate cost - $2 million for transaction fees Non-recurring charge in Commercial Slower Medical Segment recovery Additional restructuring initiatives announced Stock buyback program extended by six months to January 2007

2Q Segment Summary Aerospace Segment revenues and operating profit in line All three businesses perform well Commercial revenues increase, operating profit relatively flat on a sequential basis Revenues increase Currency impacts Charge for inventory shortfall Medical revenues relatively flat and operating profit declines Significant improvement over 1Q, but recovery slower than expected

Medical Segment Action Plans Medical Segment improves over 1Q Distribution center progress - freight costs down significantly Shipment stats improving - Medical Segment 2Q results OEM business issues - orthopedic orders, specialty product mix Backorders and fulfillment continue to impact Medical products NA Action steps Change in leadership, realignment of organization Cost reduction actions Recovery plan teams executing key performance programs Completed four facility closures by end of quarter Outlook for accelerating recovery 3Q into 4Q in Medical OEM and North American businesses

Medical Recovery - 3Q and 4Q Improvements - Cost savings from completed facility closures - Distribution center progress reduces cost - Fulfillment of backorders adds volume and margin - Launch of new products - Orthopedic order trends improve sequentially - OEM specialty products - product mix improves profitability

Martin Headley Executive Vice President and Chief Financial Officer

Additional Restructuring Initiatives New initiatives continue consolidation of operations Costs $12 to $15 million Businesses in all three segments Executed by year end Special charge related to investment $3.8 million impact on 2Q Restructuring benefits Limited impact in 2006 Approximate fifteen-month payback

Teleflex Share Repurchase Program Board extends stock buyback program to January 2007 - Activity on potential acquisition prevented repurchase in 2Q Significant investment in stock buyback program 969,500 shares purchased to date $64.7 million invested in buyback to date Authorization in place for $140 million

Teleflex 2006 Outlook Diluted earnings per share from continuing operations before special charges and gain on sale of assets: $3.65 to $3.80 Anticipated special charges and gain on sale of assets: 45 to 53 cents per fully diluted share Options expense included in guidance range: 12 to 14 cents per fully diluted share

Looking Ahead - 2006 Objectives Accelerate Medical recovery plan Internal operational initiatives New product launches Execute on new restructuring initiatives Continue to streamline infrastructure and costs Reinvigorate acquisition pipeline Opportunities across all three segments Focus on execution and delivery

Question and Answer Session

Appendix I - Reconciliation of EPS Guidance to GAAP Guidance before special charges and gains Special charges and gains Net earnings per share $3.65 - $3.80 $0.53 - $0.45 $3.12 - $3.35